UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2021

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices, and Zip Code)

(610) 727-3913

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2021, Reid S. McCarthy was appointed to the Board of Directors (the “Board”) of Annovis Bio, Inc. (the “Company”) and to the position of chairman of the Audit Committee of the Board. Mr. McCarthy is an independent director for general and audit committee purposes under applicable SEC rules and under the NYSE American LLC Company Guide. Mr. McCarthy also qualifies as an audit committee financial expert under applicable SEC rules. Mr. McCarthy, 67, is experienced in corporate financial management, operating management, and new venture development.

A specialist in bank, bond, and equity financings, Mr. McCarthy retired after serving from 2016 to 2019 as the Chief Financial Officer of JJ Haines & Company, Inc., a $400 million revenue distribution company operating internationally. Between 2011 and 2016, Mr. McCarthy provided consulting Chief Financial Officer services to several life sciences companies. Prior to his service as a consulting Chief Financial Officer, Mr. McCarthy served as Chief Financial Officer of Topaz Pharmaceuticals, Inc. from 2007 to 2011, in which capacity, among other things, Mr. McCarthy arranged over $34 million in capital investment to fund the development and FDA approval of Topaz Pharmaceuticals, Inc.’s therapeutic product. Mr. McCarthy and his colleagues successfully sold the company in late 2011 to Sanofi Pasteur, an international pharmaceuticals company. From 1993 to 2007 Mr. McCarthy served as a founding executive of several venture capital-backed companies operating in the senior real estate, bio-metric technology, and agribusiness industries, all of which were successfully sold. Mr. McCarthy's past positions include Vice President of Financing for Trinity Capital Corporation, Director-Project Financing for ASEA Brown Boveri, Inc., and officer positions with New York-based money center banks, including J.P. Morgan Chase. Mr. McCarthy holds an undergraduate degree in international relations from the University of New Hampshire and an MBA in international finance from New York University.

A press release announcing Mr. McCarthy’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Annovis Bio, Inc. press release dated April 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: April 15, 2021	By:	/s/ Jeffrey McGroarty
Name: Jeffrey McGroarty
Title: Chief Financial Officer